Exhibit 5.1

[Drinker Biddle & Reath LLP Letterhead]

October 27, 2008

Kulicke and Soffa Industries, Inc.

1005 Virginia Drive

Fort Washington, Pennsylvania 19034

Re: Registration Statement on Form S-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3, and the filing of the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale from time to time of up to 7,117,438 shares of common stock, no par value, of the Company (the “Common Shares”) by the holder named under the caption “Selling Stockholders” in the prospectus included in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated By-Laws, resolutions adopted by the Company’s Board of Directors and such other documents and corporate records relating to the Company and the issuance of the Common Shares as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company. As to all issues of fact material to this opinion, we have examined and relied on certificates and other comparable documents of public officials and of officers of the Company. Except as otherwise indicated, we have not undertaken any independent investigation of factual matters.

Based upon the foregoing and having regard for such other legal considerations as we have deemed relevant, in our opinion the Common Shares have been validly issued, are fully paid and are non-assessable by the Company.

We are members of the Bar of the Commonwealth of Pennsylvania, and we do not express any opinion herein concerning any laws other than the laws of the Commonwealth of Pennsylvania.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to references to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP

DRINKER BIDDLE & REATH LLP